Exhibit 3.10

                     CERTIFICATE OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                        ICON SYSTEMS, INC.


          We, the undersigned, Michelle Wheeler, President, and Steven D. Moulton, Secretary, of Icon Systems, Inc., a Nevada corporation (the "Corporation"), do hereby certify:
                                I
          Pursuant to Section 78.390 of the Nevada Revised Statutes, Article IV of the Articles of Incorporation of the Corporation shall be amended to read as follows:
     Capitalization. The Corporation shall have the authority to issue 100,000,000 shares of common voting stock having a par value of one mill ($0.001) per share, and 10,000,000 shares of preferred stock having a par value of one mill ($0.001) per share. Fully paid stock of the Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Board of Directors of the Corporation.

                                II
          The foregoing amendment was adopted by Unanimous Consent of the Board of Directors pursuant to Section 78.315 of the Nevada Revised Statutes and by Consent of Majority Stockholder pursuant to Section 78.320 of the Nevada Revised Statutes.
                               III
          The number of shares entitled to vote on the amendment was 5,027,751.
                                V
          The number of shares voted in favor of the amendment was 3,000,000, with none opposing and none abstaining.

                                    /s/ Michelle Wheeler
                                    --------------------
                              Michelle Wheeler, President


                              /s/ Steven D. Moulton
                                    ---------------------
                               Steven D. Moulton, Secretary

STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 24 day of October, 1996, personally appeared before me, a Notary Public, Michelle Wheeler, who acknowledged that she is the President of Icon Systems, Inc., and that she is authorized to and did execute the above instrument.


                              /s/ Lane Clissold
                                    -----------------
                              NOTARY PUBLIC

     (Notary Seal)


STATE OF UTAH       )
                    )  ss
COUNTY OF SALT LAKE )

          On the 24 day of October, 1996, personally appeared before me, a Notary Public, Steven D. Moulton, who acknowledged that he is the Secretary of Icon Systems, Inc., and that he is authorized to and did execute the above instrument.


                              /s/ Steven K. Verno
                              -------------------
                              NOTARY PUBLIC

     (Notary Seal)